UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

Sterling Real Estate Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants’ Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

Second Amendment to Dividend Reinvestment Plan

On December 14, 2016, Sterling Real Estate Trust (the “Company”) amended its Dividend Reinvestment Plan to provide that: “Automatic Optional Cash Purchases.  Participants may, in addition to automatic dividend reinvestments, make automatic optional purchases of Common Shares not to exceed $10,000 per fiscal quarter and, with the Trust’s prior approval, automatic optional cash purchases in excess of $10,000 per fiscal quarter.  Such automatic optional cash purchases can be payable by automatic deductions from a Participant’s bank account or in another manner acceptable to the Trust.  A Participant may not elect automatic optional cash purchases unless the Participant also elects automatic dividend reinvestment.

Participants may not, in any calendar year, purchase or receive via transfer more than $40,000 in Common Shares derived from the rights granted to Participants under this paragraph.”

The Second Amendment is effective January 1, 2017.  The description herein of the Second Amendment to Dividend Reinvestment Plan is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Second Amended to Dividend Reinvestment Plan filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title
99.1	Second Amendment to Dividend Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: December 20, 2016
	By:	/s/ Bradley J. Swenson
Name: Bradley J. Swenson
Title: President